===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Cooper Cameron Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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Notes:

                             [Cooper Cameron Logo]


                                                       2000 Proxy Statement and
                                                       Notice of Annual Meeting
                                                                of Stockholders

                                              COOPER CAMERON CORPORATION
[Cooper Cameron Logo]                         515 Post Oak Blvd., Suite 1200
                                              Houston, Texas 77027

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time                     10:00 a.m. on May 11, 2000

Place                    Omni Houston Hotel, Four Riverway, Houston, Texas

Items of Business        1. Elect three members to Class II of the Board of
                            Directors
                         2. Approve the Company's Amended and Restated
                            Management Incentive Compensation Plan.
                         3. Approve an Amendment to the Company's Amended and
                            Restated Long-Term Incentive Plan.
                         4. Transact such other business as may properly come
                            before the Meeting or any adjournment thereof.

Record Date              Stockholders of record at the close of business on
                         March 15, 2000, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

List of Stockholders     A list of stockholders of record will be available
                         for examination at the Company's office during ordinary business hours for a period of ten days prior to the Annual Meeting.

Annual Report            The Annual Report for the year ended December 31,
                         1999, which is not a part of the proxy solicitation material, has been mailed along with this Notice and accompanying Proxy Statement.

Proxy Voting             It is important that your shares be represented and
                         voted at the Annual Meeting. Stockholders of record may appoint proxies and vote their shares in one of three ways:
                         . signing, dating and mailing the enclosed proxy card
                           in the envelope provided,
                         . calling the toll-free number on the enclosed proxy
                           card, or
                         . via the internet pursuant to the instructions on
                           the proxy card.

                         Stockholders whose shares are held by a bank, broker or other financial intermediary may appoint proxies and vote as provided by the intermediary.

                         Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the meeting.

                                          By Order of the Board of Directors,

                                          /s/ William C. Lemmer
                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary
                                          March 25, 2000

                               TABLE OF CONTENTS

CONTENTS                                                                   PAGE

General Information For Stockholders                                         3
  Voting Securities                                                          3
  Voting Procedures                                                          3
  Method of Counting Votes                                                   3
  Votes Required                                                             4
  Revoking a Proxy                                                           4

Proposals                                                                    4
  Election of Directors--Proposal Number 1 on the Proxy Card                 4
    Nominees                                                                 4
  Approval of the Company's Amended and Restated Management Incentive
   Compensation Plan--Proposal Number 2 on the Proxy Card                    4
    Description of the Plan                                                  5
  Approval of an Amendment to the Company's Amended and Restated Long-Term
   Incentive Plan--Proposal Number 3 on the Proxy Card                       5
    Description of the Plan                                                  6

Information Concerning the Board of Directors                                9
  The Role of the Board                                                      9
  Board and Committee Meeting Attendance                                     9
  Board Committees                                                           9
  Stock Ownership Guidelines                                                10
  Directors' Compensation                                                   10
  The Nominees and Continuing Directors                                     11

Security Ownership of Management                                            12

Executive Compensation                                                      13
  Compensation Committee Report on Executive Compensation                   13
  Stockholder Return Performance Graph                                      16
  Executive Compensation Tables                                             17
    Summary Compensation Table                                              17
    Option/SAR Grants in 1999 Table                                         19
    Aggregated Option/SAR Exercises in 1999 and 12/31/99 Option/SAR Values
     Table                                                                  20
    Pension Plan Table                                                      20
  Employment, Termination and Change of Control Arrangements                21

Other Business                                                              22

Other Information                                                           23
  Security Ownership of Certain Beneficial Owners                           23
  Section 16(a) Beneficial Ownership Reporting Compliance                   24
  Independent Accountants                                                   24
  Stockholder Nominations and Proposals for the 2000 Annual Meeting         24
  Stockholder Proposals for Inclusion in the 2001 Proxy Statement           25

Solicitation of Proxies                                                     25


Annual Report to Stockholders and Annual Report on Form 10-K                26

Cooper Cameron Corporation Amended and Restated Management Incentive
 Compensation Plan                                                         A-1

Third Amendment to Amended and Restated Cooper Cameron Corporation Long-
 Term Incentive Plan                                                       B-1

                          COOPER CAMERON CORPORATION

                                PROXY STATEMENT
                                    for the
                        ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held May 11, 2000

  This Proxy Statement and the accompanying proxy/voting instruction card ("proxy card") are being furnished to stockholders of record of Cooper Cameron Corporation ("Company") by the Company's Board of Directors ("Board") in connection with its solicitation of proxies to be used at the 2000 Annual Meeting of Stockholders, scheduled to be held on May 11, 2000, or any adjournments thereof ("Meeting"). This Proxy Statement and the accompanying proxy card will be mailed to stockholders beginning March 25, 2000.

GENERAL INFORMATION FOR STOCKHOLDERS
                                                   ----------------------------

Voting Securities

  The Company's only outstanding voting security is its common stock ("Common Stock"). The Board has fixed the close of business on March 15, 2000, as the record date for identifying stockholders entitled to vote at the Meeting and, at that time, there were 51,711,412 shares of Common Stock outstanding and entitled to be voted at the Meeting. Each such share of Common Stock is entitled to one vote.

Voting Procedures

  The accompanying proxy card allows record holders to appoint proxies and vote the shares they own, and participants in the Cooper Cameron Corporation Retirement Savings Plan and the Company sponsored Individual Account Retirement Plans (collectively, "Retirement Plans") to give voting instructions to the Retirement Plan trustees with respect to the number of equivalent shares credited to their account. The proxy card also contains instructions on how to appoint proxies and vote by telephone or by the internet. Shares of Common Stock will be voted as specified by a properly signed and returned proxy card or by a telephonic or electronic communication made in accordance with the proxy card instructions.

  If a properly signed and returned proxy card does not specify how the shares are to be voted with respect to any of the Proposals to be voted on ("Proposal"), the shares, other than those held in the Retirement Plans, will be voted as recommended by the Board with respect to that Proposal, and shares held in the Retirement Plans will be voted, in accordance with the terms of the Retirement Plans, by the Retirement Plans' trustees in the same proportion as the shares for which instructions have been received from other Retirement Plan participants.

Method of Counting Votes

  Stockholders who return properly signed proxy cards, or who otherwise authorize a proxy to vote, will have the number of shares of Common Stock represented by such proxy counted as "present" for purposes of establishing a quorum and determining the number of votes needed for approval of any Proposal before the Meeting other than election of directors. Any stockholder who does not desire to vote on any Proposal may abstain from voting by marking the appropriate space on the proxy card or by following the telephone or internet instructions. However, shares voted as abstaining and shares with respect to which there are "broker non-votes" will be counted as present for both the purpose of establishing a quorum and the purpose of determining the number of votes needed for approval of any Proposal before the Meeting other than the election of directors. A "broker non-vote" occurs when a beneficial owner of stock held by a bank, broker or other financial intermediary does not give instructions to such intermediary on how the shares should be voted and the intermediary exercises its discretionary authority under the rules of the New York Stock Exchange to vote on one or more, but not all, of the Proposals.

Votes Required

  A majority of the shares of Common Stock entitled to be voted at the Meeting must be present at the Meeting, whether present in person or represented by proxy, in order to constitute a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present.

  Directors are elected by a plurality of the votes cast by the shares entitled to vote present at the Meeting. Therefore, the three nominees receiving the highest number of votes will be elected directors, and abstentions, broker non-votes and shares not voted will have no effect, provided a quorum is present.

  All other matters brought before the Meeting will be decided by a majority of the votes cast by the shares entitled to vote which are present. Abstentions and broker non-votes will have the effect of a negative vote since all matters other than the election of directors require the affirmative vote of a majority of shares entitled to vote which are present to be approved.

Revoking a Proxy

  Any stockholder giving a proxy may revoke it at any time before it is voted by communicating such revocation in writing to the Secretary of the Company or by executing and delivering a later-dated proxy. Attendance at the Meeting will not be effective to revoke the proxy unless written notice of revocation also has been given to the Secretary of the Meeting before the voting.

PROPOSALS
              -----------------------------------------------------------------

Election of Directors--Proposal Number 1 on the Proxy Card

  The Company's Certificate of Incorporation provides for a Board of Directors of between five and fifteen members (with seven being the number currently authorized) divided into three classes. One class is elected each year for a term of three years, so that approximately one-third of the Board is elected each year. The term of the Class II directors expires at this year's Meeting. The current Class II directors are: Nathan M. Avery, C. Baker Cunningham and Sheldon R. Erikson.

Nominees

  The Board has nominated Messrs. Avery, Cunningham and Erikson for re-election as Class II directors for a three-year term expiring at the Annual Meeting of Stockholders in 2003, or when their successors are elected and qualified.

  If any of the nominees is unable to serve, which is not anticipated, the remaining Board members may elect a substitute, nominate another person, or, alternatively, may reduce the size of the Board, all in accordance with the Company's Certificate of Incorporation.

  The Board recommends that stockholders vote FOR each of the nominees.

Approval of the Company's Amended and Restated Management Incentive Compensation Plan--Proposal Number 2 on Proxy Card

  The Board has adopted, and stockholders are being asked to approve, an amended and restated Management Incentive Compensation Plan ("Plan" or "MICP"). The Plan has been amended to replace the method by which the maximum award payable under the Plan to any one employee for any year is calculated and to expand the basic measures of financial performance the Compensation Committee can use when establishing performance objectives. The maximum award payable under the Plan had been stated as a formula based on multiples of a participant's base pay. Under the Plan, as amended, the formula is replaced by a stated dollar amount, and the maximum award payable to any one individual for any year is $5 million. The basic measures of financial performance had been limited to earnings before interest, taxes, depreciation and amortization ("EBITDA") and return on equity ("ROE"), with the Compensation Committee having the ability to, "from time to time, change the basic measures to some other financial goal or goals." Under the Plan, as amended, the only performance measures which can be used by the Committee are expressly listed. The basic measures of financial performance authorized under the Plan, as amended, are EBITDA, EBITDA return on sales, EBITDA return on capital, EBITDA return on equity, ROE, cash flow, earnings, bookings, revenues, return on net capital employed ("RONCE"), stock price performance and economic value added ("EVA").

Description of the Plan

  The following summary describes briefly the principal features of the Plan, and is qualified in its entirety by reference to the full text of the Plan, which is provided as Appendix A to this Proxy Statement.

  The Plan was approved by the stockholders at the 1997 Annual Meeting. Its purpose was and is to motivate and reward key management employees whose efforts impact the performance of the Company through the achievement of specific company financial and/or individual goals. Awards were made to 237 employees for 1999 performance under the Plan prior to the amendment for which approval is being sought.

  The Plan is administered by the Compensation Committee of the Board in accordance with the express provisions of the Plan. For each fiscal year of the Company, the Committee approves (i) the eligible employees who will participate in the Plan, (ii) the award opportunities for each participant,
(iii) the Company financial performance objectives for the year, and (iv) the measurement of actual results versus these objectives. The financial objectives can be based on any or all of the following: EBITDA, EBITDA return on sales, EBITDA return on capital, EBITDA return on equity, ROE, cash flow, earnings, bookings, revenues, RONCE, stock price performance or EVA. A percentage of the participant's base salary at January 1 each year (or pay at the time of becoming a participant, if later) is established as a target award.

  Payments under the Plan are determined by the Compensation Committee based upon the degree of success achieved with respect to the predetermined financial objectives. The maximum payout under the Plan may not exceed $5 million for any participant for any fiscal year. The Compensation Committee has the discretion to adjust the award calculated under the Plan, except that, in the case of the Chief Executive Officer and the other four most highly compensated officers, the Committee may exercise only negative discretion.

  A description of the Compensation Committee's use and administration of the Plan can be found in the Compensation Committee Report on Executive Compensation on page 13 of this Proxy Statement.

  The Board recommends a vote FOR approval of the Company's Amended and Restated Management Incentive Compensation Plan.

Approval of an Amendment to the Company's Amended and Restated Long-Term Incentive Plan--Proposal Number 3 on the Proxy Card

  The Board has approved, and stockholders are being asked to approve, an amendment to the Company's Amended and Restated Long-Term Incentive Plan ("Incentive Plan," "LTIP" or "Plan") to increase by 2,000,000 the number of authorized shares available under the Incentive Plan. The Incentive Plan provides for long-term compensation and incentive opportunities for executives and key employees of the Company and its subsidiaries. As of March 15, 2000, there were 6,338,563 shares reserved for issuance upon the exercise of existing option grants under the Incentive Plan and 686,092 shares remaining available for future grants. The Board believes that the number of shares reserved for issuance under the Incentive Plan should be increased from the current authorized level of 11,000,000 to 13,000,000 shares in order to ensure that sufficient shares are available under the Incentive Plan to reward and motivate existing employees and attract new employees. The Board believes that the future success of the Company is dependent upon the quality and continuity of management, and that compensation programs, such as stock option grants and options in lieu of salary, are important in attracting and retaining individuals of superior ability and in motivating their efforts on behalf of the Company. The Company's options in lieu of salary program allows executive officers and key employees the election to receive stock options in lieu of salary for all or a portion of their annual salary.

  While grants have been made under the Incentive Plan and its predecessor plan since 1995, the number of shares of Common Stock outstanding has remained at approximately the same level (adjusted for the June, 1997 two-for-one stock split) as were outstanding at the Company's creation in June 1995.

Description of the Plan

  The following summary describes briefly the principal features of the Incentive Plan. The Plan was approved by the stockholders at the 1997 Annual Meeting and amended by the stockholders at the 1998 Annual Meeting.

 General Terms

  The purpose of the Plan is to promote the long-term financial interests of the Company, including its growth and performance, by encouraging employees of the Company and its subsidiaries and divisions to acquire an ownership position in the Company, by enhancing the ability of the Company to attract and retain employees of outstanding ability, and by providing employees with an interest in the Company parallel to that of the Company's stockholders. Currently, 370 employees have received grants under the Plan. The maximum number of shares of Common Stock which may be granted during any calendar year to any individual who is an Executive Officer is limited to not more than 1,000,000 shares. It is not possible to determine at this time the number of shares of Common Stock covered by options that may be granted in the future under the Plan to any employee.

 Administration

  The Plan is administered by the Compensation Committee, which is composed of Directors of the Company who are not employees and who are not eligible to participate in the Plan. Subject to the provisions of the Plan, the Compensation Committee has the authority in its sole discretion to select the participants who will receive the awards, to determine the type and terms of the awards to be granted, and to interpret and administer the Plan.

 Eligibility for Participation

  Officers and key employees of the Company, its subsidiaries and divisions are eligible to receive awards under the Plan.

 Term of the Plan

  The Plan will terminate on May 3, 2005, after which time no additional awards may be made or options granted under the Plan.

 Types of Awards

  The Plan would permit the granting of any or all of the following types of awards ("Awards"): (i) stock options, including incentive stock options; (ii) stock appreciation rights ("SARs"); (iii) restricted stock; and (iv) performance awards. Since the inception of the Plan, the only type of awards granted under the Incentive Plan has been stock options.

 Stock Options and SARs

  Options granted under the Plan may be either incentive stock options or non-qualified stock options, or a combination of both.

  An option is exercisable in whole or in such installments and at such times and upon such terms as may be determined by the Committee; provided, however, that no stock option is exercisable more than ten years after the date of grant. The option exercise price will not be less than the "fair market value" on the date of the stock option's grant. The fair market value is the average of the high and low sales price of a share of Common Stock on the applicable date, and if not a trading date the average for the preceding day on which sales of Common Stock were made. The fair market value on March 15, 2000 was $61.1875 per share. Upon exercise, a participant may pay the option exercise price of a stock option in cash, shares of Common Stock, stock appreciation rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate.

  Awards may be granted in the form of SARs. SARs entitle the recipient to receive a payment, in cash or shares of Common Stock or a combination of both, equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the award agreement to the fair market value on the date of exercise or surrender. The price stated in the award agreement will not be less than the fair market value on the date of the SAR's grant, except that if an SAR is granted retroactively in tandem with or in substitution for a stock option, the designated fair market value set forth in the award agreement will not be less than the fair market value of the share for such tandem or replaced stock option. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. A Tandem SAR is exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered in an Award, the related stock option will be canceled automatically to the extent of the number of SARs exercised, and such shares will not thereafter be eligible for grant.

 Restricted Stock

  Awards may be granted in the form of restricted stock ("Restricted Stock Award"). Restricted Stock Awards may be awarded in such numbers and at such times as the Committee may determine. Restricted Stock Awards will be subject to such terms, conditions or restrictions as the Committee deems appropriate, including, but not limited to, restrictions on transferability, requirements of continued employment, individual performance or the financial performance of the Company. The period of vesting and the forfeiture restrictions will be established by the Committee at the time of grant. During the period in which any restricted shares of Common Stock are subject to forfeiture restrictions, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a stockholder with respect to such shares, including, but not limited to, the right to vote such shares and to receive dividends.

 Performance Awards

  Awards may be granted in the form of shares of Common Stock that are earned only after the attainment of predetermined performance goals during a performance period as established by the Committee ("Performance Shares") or in the form of performance awards payable in cash ("Performance Units"). The Committee may grant an Award of Performance Shares or Performance Units to Participants as of the first day of each Performance Period. A Performance Target will be established at the beginning of each Performance Period. At the end of the Performance Period, the Performance Shares or Performance Units, as the case may be, will be converted into Common Stock (or cash or a combination of Common Stock and cash, as determined by the Award Agreement) and distributed to Participants based upon such entitlement. Performance criteria used in performance goals governing Performance Share and Performance Unit Awards to Executive Officers may include any or all of the following: (i) the Company's return on equity, assets, capital or investment, (ii) pre-tax or after-tax profit levels of the Company or any subsidiary or business segment of the Company, or any combination of the foregoing, (iii) cash flow or similar measure, (iv) total stockholder return, (v) changes in the market price of the Common Stock, or (vi) market share. The performance goals established by the Committee for each Performance Share Award will specify achievement targets with respect to each applicable performance criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). No Executive Officer may receive a Performance Share or Performance Unit payment with respect to any calendar year which exceeds $2,000,000 or, if greater, the fair market value of 1,000,000 shares of Common Stock as of the payment date of such Awards. If a Performance Period is longer than one year, the Performance Share or Performance Unit payment with respect to any calendar year which is partially or wholly included in the Performance Period will be deemed to be a pro-rated portion of the Performance Share or Performance Unit payment with respect to the complete Performance Period. If two or more Performance Periods run concurrently during any calendar year, the Performance Share or Performance Unit payment with respect to such calendar year will be deemed to be the aggregate of the allocable Performance Share payments with respect to each such Performance Period.

 Reload Feature

  The Plan permits award agreements for nonqualified stock options to provide that if an optionee pays the option exercise price in shares of Common Stock owned for at least six months a new, or reloaded, option will be granted for the same number of shares as are tendered in payment. The new, or reloaded, option will have a term equal to the remaining term of the option exercised.

 Federal Income Tax Consequences

  The following is a brief description of the federal income tax consequences generally arising with respect to grants of options under the Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting of Stockholders and not as tax guidance to employees who participate in the Plan. The optionee generally does not recognize income at either the date of grant or exercise of an incentive stock option, although the excess of the fair market value of the shares over the option price will increase the alternative minimum taxable income of the optionee, which may cause the optionee to incur alternative minimum tax. Upon a disposition of shares acquired by the optionee through the exercise of an incentive stock option, to the extent the disposition is otherwise taxable, the optionee receives long-term capital gain or loss treatment for the difference between the sales price and the option price, provided the shares are held for two years after the option is granted and one year after the date of exercise. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as income from a disposition which does not qualify for long-term capital gain or loss treatment. The grant of a non-qualified option will create no tax consequences for the optionee. Upon exercise of a non-qualified option, the optionee must generally recognize ordinary income at the time of the exercise measured by the excess of the then fair market value of the shares over the option price. The Company will be entitled to claim a tax deduction for compensation paid equal to the amount the optionee recognizes as ordinary income. Upon a taxable disposition of shares acquired by the optionee upon the exercise of a non-qualified option, any amount received by the optionee in excess of the sum of
(i) the option price of the shares as of the date of exercise and (ii) the amount includable in income with respect to such option, if any (such sum being his or her "basis" in the shares), will, in general, be treated as long- or short-term capital gain, depending upon the holding period of the shares. If upon disposition the optionee receives less than his or her basis in the shares, the loss will be treated as a long- or short-term capital loss, depending upon the holding period of the shares.

 Change of Control

  The Compensation Committee has the discretion, exercisable at any time before a Change of Control, as defined in the Plan, to provide for the acceleration of vesting and for settlement, including cash payment, of an Award granted under the Plan upon or immediately before such event is effective. In addition, upon a Change of Control an optionee has the right to exchange an existing option to acquire shares of the Company's Common Stock for an option to acquire the successor company's common stock. The exercise price and number of shares of the new option are derived by a formula designed to yield the same economic value as the existing option at the higher of either the acquisition price or the highest price paid for a share of Common Stock during the 12 months prior to the Change of Control. The new option would have a term equal to that of the old option and would be immediately exercisable. Certain agreements described in the Employment, Termination and Change of Control Agreements section of "Executive Compensation" on page 21 provide for acceleration of vesting upon Change of Control, as defined in the agreements. The granting of Awards under the Plan, however, will in no way affect the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any portion of its businesses or assets.

  The Board recommends a vote FOR approval of the Amendment to the Company's Amended and Restated Long-Term Incentive Plan.

INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                                              -----------------

The Role of the Board

  The business and affairs of the Company are governed in accordance with the provisions of the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, and are managed under the direction of the Board. The directors are informed of the Company's business and affairs through Board and Board Committee meetings, background and informational presentation materials provided them on a regular basis, meetings with officers and employees of the Company, and outside advisors.

Board and Committee Meeting Attendance

  During 1999, the Board held four meetings and the Committees, described below, held a total of seven meetings. Attendance for all such meetings was 100 percent.

Board Committees

  There are two permanent Committees of the Board. Each of the Committees is composed entirely of independent directors. An "independent director," as the term is used here, and as it is used by the Securities and Exchange Commission and the New York Stock Exchange, means a director who is not a present or former employee of the Company and who has no meaningful financial or personal tie to the Company or its management other than through share ownership or his position as a director. Membership of the Committees is as follows:

                    AUDIT                                     COMPENSATION
                    -----                                  -------------------
               Nathan M. Avery                             C. Baker Cunningham
             Michael E. Patrick                              Grant A. Dove*
            Michael J. Sebastian*                            David Ross III

* Chair

  Audit Committee. The Audit Committee was created by the Board to provide assistance to the directors in fulfilling their responsibilities relating to corporate accounting, reporting practices, and the quality and integrity of the financial reports of the Company. The Committee monitors the adequacy and effectiveness of the Company's accounting processes, financial controls, reporting systems and compliance program. The principal functions of the Committee include:

  . recommending the selection of independent accountants and approving the scope, timing and fees of the annual audit;

  . meeting with management and with the independent accountants to review the scope, procedures and results of the audit, the appropriateness of accounting principles and disclosure practices, and the adequacy of the Company's financial and auditing personnel and resources;

  . reviewing the scope and character of the internal audit function, plans and significant findings, and the Company's internal controls, including computerized information systems control and security;

  . reviewing the Company's financial statements, earnings releases and public filings prior to filing;

  . reviewing significant changes in accounting standards, legal and regulatory matters that may impact the financial statements, compliance policies and programs, including the Company's conflict of interest and ethical conduct policy (Standards of Conduct Policy), and the insurance program and coverages; and

  . conferring independently with the internal auditors and the independent accountants in carrying out the functions.

  During 1999, the Committee held three meetings.

  Compensation Committee. The Compensation Committee supervises and administers the compensation and benefits policies, practices and plans of the Company. The principal functions of the Committee include:

  . reviewing the Company's overall compensation policy, including compensation philosophy and strategy, short- and long-term incentive plans and programs, stock ownership plans, and employee benefit plans;

  . reviewing and recommending to the Board the compensation and benefits to be paid or provided to the Board of Directors;

  . reviewing the performance and compensation of the Chief Executive Officer and senior executives of the Company; and

  . reviewing and recommending to the Board employment agreements, termination agreements and severance policies and agreements.

The Compensation Committee Report on Executive Compensation can be found on page 13 of this Proxy Statement. During 1999, the Committee held four meetings.

Stock Ownership Guidelines

  The Company established stock ownership guidelines for its directors, officers and certain key employees in 1996. The Board adopted these guidelines in order to align the economic interests of the directors, officers and key employees of the Company with those of the stockholders and further focus the future direction of the Company on enhancing stockholder value. Under these guidelines, within three years of their election, outside directors are expected to own $100,000 worth of the Company's Common Stock and officers and certain key employees, a total of 38 persons, are expected to own Common Stock having a market value between one and five times their base salary, depending on their job category. These guidelines have been met or exceeded by 100% of the directors and 95% of the officers and key employees.

Directors' Compensation

  The following table displays the components of outside director compensation. Employee directors receive no compensation for serving on the Board or its Committees. The Company provides no pension or medical benefits to outside directors.

  COMPENSATION                                                     AMOUNT/NUMBER
--------------------------------------------------------------------------------
  Annual Board Retainer...........................................      $30,000

  Annual Option Grant............................................. 6,000 shares

  Board/Committee Meeting Fee.....................................       $1,000


  Under the provisions of the Second Amended and Restated 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Plan") approved at the 1999 Annual Meeting of Stockholders, in lieu of the Annual Board Retainer, directors may elect to receive stock options, or a combination of cash and options. All of the directors elected to receive stock options in lieu of all their cash retainers through the year 2000. As a result, during 1998, options for 5,800 shares per director were granted in lieu of retainer for 1998, and options for 4,290 shares per director were granted for the year 1999. During 1999, directors were granted options for 4,290 shares each in lieu of retainer for the year 2000. During 1999, options for a total of 61,740 shares of Company Common Stock were granted pursuant to the Directors' Plan.

  Options granted to non-employee directors become fully exercisable on the first anniversary of the date of grant of the option, and expire five years after the date of grant, subject to prior termination pursuant to the terms of the Directors' Plan.

  The maximum number of shares to be issued under the Directors' Plan and the number of shares subject to option are subject to adjustment in the event of stock splits or other changes in the Cooper Cameron capital structure.

The Nominees and Continuing Directors

  The nominees for director and all continuing directors are described below, in order of their classification.

CLASS II -- TERM ENDS 2003 (IF ELECTED)

NATHAN M. AVERY

  Director since 1995. Age 65. Chairman of the Board and Chief Executive Officer of TransCoastal Marine Services, Inc., a marine construction company, since 1998. He also has been Chairman of the Board and Chief Executive Officer of Galveston-Houston Company, a company specializing in the manufacturing of products to serve the oilfield industry since 1977. He was Chairman of the Board of Directors of Bettis Corporation, an actuator company, until 1996, when Bettis Corporation merged with Daniel Industries, Inc., and was a director and member of the Executive Committee of Daniel Industries until June 1999, when Daniel Industries merged with Emerson Electric Co.

C. BAKER CUNNINGHAM

  Director since 1996. Age 58. Chairman of the Board, President and Chief Executive Officer of Belden Inc., a wire, cable and cord products manufacturing company, since 1993. He served in positions of increasing responsibility with Cooper Industries, Inc., a diversified manufacturer, marketer and seller of electrical products, tools and hardware from 1970 to 1993, including Executive Vice President, Operations from 1982 to 1993.

SHELDON R. ERIKSON

  Chairman of the Board of the Company since 1996, President and Chief Executive Officer and director since 1995. Age 58. He was Chairman of the Board from 1988 to 1995, and President and Chief Executive Officer from 1987 to 1995, of The Western Company of North America, an international petroleum service company engaged in pressure pumping, well stimulating and cementing. Previously, he was President of the Joy Petroleum Equipment Group of Joy Manufacturing Company. He is a director of Triton Energy Corporation, Spinnaker Exploration Company and Layne Christensen Co. He also serves on the board of directors of the National Ocean Industries Association and the Petroleum Equipment Suppliers Association.

CLASS III -- TERM ENDING 2001

MICHAEL E. PATRICK

  Director since 1996. Age 56. Vice President and Chief Investment Officer of Meadows Foundation, Inc. since 1995. He was a Managing Director and Partner with M.E. Zukerman Energy Advisors from 1994 to 1995 and served as Executive Vice President, Chief Financial Officer and a director of Lomas Financial Corporation, as well as President and Chief Operating Officer of two Lomas subsidiaries, Lomas Mortgage USA and Lomas Information Systems, Inc., from 1992 through 1993. The Lomas companies were engaged in mortgage banking, information systems and real estate. Lomas Financial Corporation and Lomas Mortgage USA filed for bankruptcy protection in October 1995. Previously, he was Executive Vice Chancellor for Asset Management for the University of Texas System from 1984 to 1991. He is a director of BJ Services Company and a trustee of St. Edward's University.

MICHAEL J. SEBASTIAN

  Director since 1994. Age 69. Retired Executive Vice President, Operations of Cooper Industries, Inc. from 1982 to 1995, responsible for Cooper's former Petroleum & Industrial Equipment segment. He is a director of Gardner Denver Machinery Inc. and Quanex Corporation.

CLASS I -- TERM ENDING 2002

GRANT A. DOVE

  Director since 1995. Age 71. Managing Partner of Technology Strategies and Alliances, which performs strategic planning and investment banking services, since 1991. He was Chief Executive Officer of Microelectronics and Computer Technology Corporation from 1987 to 1991. From 1982 until 1987 he was Executive Vice President of Texas Instruments Incorporated and previously served as Senior Vice President. He is a director of Inet Technologies, Inc., Intervoice Brite, Inc., Media One Group and Netpliance, Inc.

DAVID ROSS III

  Director since 1995. Age 59. Adjunct professor and member of the Board of Overseers of the Jesse H. Jones Graduate School of Administration at Rice University since 1979. From 1987 until 1993, he was Chairman and Chief Executive Officer of the Sterling Consulting Group, a firm providing analytical research, planning and evaluation services to companies in the oil and gas industry. Between 1984 and 1987, he was a principal in the Sterling Group, a firm engaged in leveraged buyouts, primarily in the chemical industry, and Camp, Ross, Santoski & Hanzlik, Inc., which provides planning and consulting services to the oil and gas industry. He is a director of Nuevo Energy Company.

SECURITY OWNERSHIP OF MANAGEMENT
                                              ---------------------------------

  The following table sets forth, as of December 31, 1999, the number of shares of Common Stock beneficially owned (as defined by the Securities and Exchange Commission ("SEC")) by each current director, by each executive officer named in the Summary Compensation Table included herein who is not also a director, and by all directors and executive officers as a group. For information regarding the Company's stock ownership guidelines for directors and executive officers, see "Information Concerning the Board of Directors-- Stock Ownership Guidelines."


                                                   Number of Shares That
                                      Number of     May Be Acquired By   Percent
                                      Shares of     Options Exercisable    of
                 Name                Common Stock  Within 60 Days (1)(2)  Class
--------------------------------------------------------------------------------
  Directors
  Nathan M. Avery...................     2,296(3)           40,090          *
  C. Baker Cunningham...............     8,846              55,090          *
  Grant A. Dove.....................    14,296              64,090          *
  Sheldon R. Erikson................   473,846(4)          993,656         2.9
  Michael E. Patrick................         0              24,790          *
  David Ross III....................     9,796              64,090          *
  Michael J. Sebastian..............    24,296              40,090          *

  Executive Officers Named in the
   Summary Compensation Table Other
   Than Those Listed Above:
  A. John Chapman...................    29,755(4)           70,360          *
  Thomas R. Hix.....................    72,966(4)          362,154          *
  Franklin Myers....................    28,417(4)          173,334          *
  Dalton L. Thomas..................    37,280(4)          152,959          *

  All directors and executive
   officers as a group (18 persons
   including those named above).....   834,673(4)        2,360,602         6.3

* Indicates ownership of less than one percent of Common Stock outstanding.

(1) As defined by the SEC, securities beneficially owned include securities that the persons named above have the right to acquire at any time within 60 days after December 31, 1999.
(2) Includes shares under option that have been earned pursuant to either (i) waiver of directors' fees by the directors or (ii) waiver of salary by executive officers. Such options are not forfeitable or cancelable, expire five years from the effective date and become exercisable one year from effective date.
(3) Includes 2,170 shares owned by family members as to which beneficial ownership is disclaimed.
(4) Includes shares held in the Cooper Cameron Corporation Retirement Savings Plan as of December 31, 1999.

EXECUTIVE COMPENSATION
                                -----------------------------------------------

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

  The Compensation Committee of the Board of Directors (the "Committee") administers the compensation of the Company's executive officers, including its Chief Executive Officer. The Committee is comprised of three directors, Messrs. C. Baker Cunningham, Grant A. Dove and David Ross III, who are neither officers nor employees of the Company. The principal functions of the Committee are listed on page 10 under the heading "Board Committees."

  The Company's primary objective is to increase stockholder value over time. To accomplish this objective, the overall goal of the Committee is to develop executive compensation policies which are consistent with and linked to the Company's strategic business objectives. It is the policy of the Committee to compensate executive officers based on their responsibilities and experience, the achievement of specific business objectives and established goals and the Company's long-term performance. The Committee has received advice from a compensation consulting firm as to comparable compensation for executives similarly situated as part of the Committee's analysis. The compensation of the Chief Executive Officer and the other executive officers consists of a base salary, an annual bonus opportunity and stock option awards.

Base Salary and Annual Incentive Awards

  Each of the Company's executive officers receives a base salary, or in the alternative, receives options in lieu of a target salary and has an opportunity to earn a bonus under the Company's Management Incentive Compensation Plan (the "MICP"). Decisions regarding base salaries are made based upon individual performance, job responsibilities, experience and competitive practice determined by compensation surveys. The Compensation Committee's policy is to pay or target base salaries at or below peer industry medians with a significant portion of targeted total annual compensation at risk tied to performance-based MICP objectives. The MICP is designed to motivate and reward key management employees whose efforts impact the performance of the Company and its subsidiaries and divisions through the achievement of financial performance targets and, in some instances, individual performance objectives. The Committee is responsible for approving the financial performance targets that are used to determine awards made under the MICP. Performance targets are based upon proposals submitted to the Committee by the Chief Executive Officer which, in turn, reflect the annual operating plan prepared for the Board. The basic measure of financial performance has been earnings before interest, taxes, depreciation and amortization (EBITDA) and return on equity (ROE). The stockholders are being asked to vote on a proposal at this Meeting to expand the list of measures, as described on page 5 of this Proxy Statement. A target award percentage is established for each position eligible to participate in the MICP. Annual incentives were awarded to 237 employees for 1999 performance. The Committee is mindful of the unusual variances that occur in today's financial arena in running corporations such as the Company. The Committee will take into account unusual items when applying the MICP targets to the actual results. Such items may include acquisitions, divestitures, recapitalizations, restructurings and other similar unforeseeable events. The Committee also evaluates performance taking into account industry-wide market conditions and peer performance.

Long-Term Incentives

  It is the policy of the Board to provide executives with incentives that are tied to the long-term performance of the Company. For this purpose, the Committee has granted stock options to the named executive officers or other key management personnel pursuant to the Company's Long-Term Incentive Plan. The Committee determined the number of options granted to each individual based on actual compensation and assumptions relating to stock price. The stock options were granted with an exercise price equal to fair market value on the date of grant. The options have a ten-year expiration date and become one-third exercisable one year after the grant date, two-thirds exercisable two years after the grant date and fully exercisable three years after the grant date. In addition, certain of the named executive officers elected to receive stock options in lieu of salary for all or a portion of their annual salary for the year ending December 31, 1999. The options granted in lieu of salary are fully exercisable at the end of each respective year, are vested pro rata in the event employees terminate their employment before vesting and have a four-year exercise period thereafter. The Committee reviews each year whether employees who elect to receive stock options in lieu of salary should be reimbursed for benefits lost pursuant to their participation in this program.

  The Committee believes that the stock option program ties the individual executive's compensation to the Company's performance and directly links the executive's personal interests to the interests of the Company and its stockholders. The Options in Lieu of Salary Program has provided increased capital appreciation opportunities for executive officers in a manner directly linked to stockholder value while causing the executive officers to substantially invest in the stock's performance. The Committee will continue to review the Options in Lieu of Salary Program and recommend to the Board the degree, if any, to which it will be modified.

Compensation of the CEO

  Mr. Erikson currently has a base salary of $525,000, which the Committee, based on a review of the compensation levels of chief executive officers of companies of comparable size in similar businesses, believes to be below the median salary level of such executives. Mr. Erikson's base salary has remained constant since 1997. He also received a bonus in the amount of $792,099 for 1999. Mr. Erikson's target bonus opportunity for 2000 is 90 percent of his base salary. Mr. Erikson elected to convert the equivalent of one year's base salary to stock options under the Options in Lieu of Salary Program for each of the years from 1995 through 1999. The number of options granted to Mr. Erikson under this program for 1999 was 75,000. These options became fully exercisable at the end of the year in which they were earned.

  The Committee believes that the total options awarded to Mr. Erikson under the Long-Term Incentive Plan (excluding those he was awarded in lieu of salary) are competitive with options granted to CEOs of comparable companies. Through the stock option award and the options awarded in lieu of salary, a large percentage of Mr. Erikson's compensation is tied directly to corporate performance and return to stockholders.

Tax Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of annual compensation that may be deducted by the Company in any year with respect to the Company's Chief Executive Officer and its other four most highly compensated executive officers. Certain performance-based compensation approved by stockholders is not subject to this deduction limitation, and is, therefore, deductible.

  Options granted under the Company's Amended and Restated Long-Term Incentive Plan and bonuses paid pursuant to the Management Incentive Compensation Plan generally will qualify as performance-based compensation and should be deductible. The Company intends to maximize the deductibility of executive compensation while retaining the discretion necessary to compensate executive officers in a manner commensurate with performance and the competitive market for executive talent, and, therefore, the Committee and/or the Board may from time to time, in circumstances it deems appropriate, award compensation in addition to these option grants and bonus payments that may not be deductible.

Summary

  The Committee believes that the total executive compensation program should link compensation to corporate and individual performance. The Committee will continue to review the compensation of the CEO and other executive officers on an annual basis.

                                          Compensation Committee,
                                          Grant A. Dove, Chairman
                                          C. Baker Cunningham
                                          David Ross III

Stockholder Return Performance Graph

  Set forth below is a line graph showing the cumulative total stockholder return on Company Common Stock from June 30, 1995 to December 31, 1999, and comparing it with the cumulative total return over the same period of the Standard & Poor's Composite-500 Stock Index and the S&P Oil & Gas (Drilling & Equipment) Index. In each case, cumulative total return is calculated assuming a fixed investment of $100 on June 30, 1995.



                                    [Graph]

                         June 30, Dec. 29, Dec. 31, Dec. 31, Dec. 31, Dec. 31,
                           1995     1995     1996     1997     1998     1999
                         -------- -------- -------- -------- -------- --------
Cooper Cameron..........  100.0    213.11   459.24   732.38   294.15   587.56
S&P 500.................  100.0    113.07   135.98   178.14   225.65   269.71
S&P Oil & Gas (Drilling
 & Equipment)...........  100.0    115.37   160.57   244.08   137.70   185.43

Executive Compensation Tables

  The following table presents information concerning compensation paid to, or accrued for, the Chief Executive Officer and the other four most highly compensated executive officers of the Company (collectively, the "other named executive officers") for the last three years.

                          SUMMARY COMPENSATION TABLE

                                      Annual Compensation             Long-Term Compensation Awards (1)
                                 ---------------------------------    ---------------------------------
                                                                        Securities
     Name and Principal          Salary              Other Annual       Underlying       All Other
          Position          Year  $ (2)  Bonus $    Compensation $    Options/SARs # Compensation $ (3)
-------------------------------------------------------------------------------------------------------
  Sheldon R. Erikson        1999     -0- 792,099        90,775(4)        330,452           15,315
   Chairman, President and  1998     -0- 196,875        62,931(4)        459,096           41,380
   Chief Executive Officer  1997     -0- 787,500       150,720(4)        550,000           34,291


  Thomas R. Hix             1999     -0- 235,123(5)     44,960(4)         46,383            5,838
   Senior Vice President    1998     -0-  63,000        19,987(4)        135,875           12,504
   of Finance and Chief     1997     -0- 252,100        78,917(4)        232,000           12,468
   Financial Officer

  Franklin Myers            1999     -0- 187,115(5)     34,603(4)         50,165            5,510
   President, Cooper        1998     -0-  63,000        19,987(4)        138,161           12,942
   Energy Services          1997     -0- 252,100        72,485(4)        232,000           12,008
    Division

  Dalton L. Thomas (6)      1999     -0- 211,200        32,206(4)         44,000            5,845
   President, Cameron       1998  55,000  90,988       361,403(4)(7)     129,329           42,101(8)
   Division

  A. John Chapman (9)       1999 175,000  90,000             *(10)        35,000            8,937
   President, Cooper        1998 185,000 128,871             *(10)        42,539           15,757
   Cameron Valves Division

 (1) Columns dealing with "Restricted Stock Awards" and "LTIP Payouts" have been omitted since no restricted stock awards or LTIP payouts were awarded to the named executives.
 (2) Certain of the named executive officers were granted non-qualified stock options in lieu of salary for the periods July 1, 1996 through June 30, 1997, July 1, 1997 through December 31, 1997, January 1, 1998 through December 31, 1998, and January 1, 1999 through December 31, 1999 under the Cooper Cameron Stock Options in Lieu of Salary Program approved by the Board. Under the Program, certain officers and key management elected to receive a percentage of base pay in non-qualified stock options under the Company's Amended and Restated Long-Term Incentive Plan ("LTIP"). The options granted in lieu of 1999 salary were granted in 1998 and reported in the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 13, 1999 and have, therefore, not been included. The terms of the Stock Options are explained in the "Option/SAR Grants in 1999" Table on page 19.
 (3) The figures in this column for 1997, 1998, and 1999 include the Company's contributions to the Cooper Cameron Corporation Retirement Savings Plan, the Cooper Cameron Corporation Supplemental Excess Defined Contribution Plan and amounts paid by the Company for excess life insurance, respectively, as follows: Mr. Erikson $6,750, $23,266 and $4,275 for 1997 and $7,200, $29,905 and $4,275 for 1998 and $7,200, $4,752, and $3,363
     for 1999; Mr. Hix $6,750, $4,554 and $1,164 for 1997 and $7,200, $4,140
     and $1,164 for 1998 and $585, $4,392, and $861 for 1999; Mr. Myers
     $4,865, $6,440 and $703 for 1997 and $7,200, $5,039 and $703 for 1998 and
     $585, $4,392, and $533 for 1999; Mr. Thomas $4,500, $3,093 and $539 for
     1998 and $942, $4,094, and $809 for 1999; and Mr. Chapman $4,556, $9,986
     and $1,215 for 1998 and $4,500, $3,375, and $1,062 for 1999.

 (4) Includes cash or deferred payment for loss of benefits due to participation in the Options in Lieu of Salary Program.
 (5) Included in this amount is a merit bonus award of $13,000.
 (6) Mr. Thomas was elected an officer of the Company in July 1998.
 (7) Mr. Thomas was Vice President, Eastern Hemisphere for Cameron until July 1998 and was located in the United Kingdom. As a result of his overseas assignment, the Company was obligated to reimburse him for certain foreign and U.S. income taxes. Included in this amount is reimbursement for foreign and U.S. taxes of $306,167.
 (8) Included in this amount is reimbursement for relocation expenses of $33,969.
 (9) Mr. Chapman was elected an officer of the Company in May 1998.
(10) Perquisites and other personal benefits paid or distributed did not exceed the lesser of $50,000 or 10 percent of this individual's total salary and bonus.

  The following table presents information concerning the grant of options during 1999 to the Chief Executive Officer and the other named executive officers.

                           OPTION/SAR GRANTS IN 1999

                                          Individual Grants
                           -------------------------------------------------  Potential Realizable
                            Number of     Percent                               Value at Assumed
                            Securities   of Total                               Annual Rates of
                            Underlying    Options                                 Stock Price
                           Options/SARs   Granted                               Appreciation for
                             Granted        to      Exercise or                 Option Term (4)
                            (number of   Employees  Base Price   Expiration ----------------------
            Name             shares)      in 1999  Per Share (1)    Date    5 Percent 10 Percent
--------------------------------------------------------------------------------------------------
  Sheldon R. Erikson......   141,500(2)     8.6       42.6875     11/11/09  3,789,700 9,626,652
                              38,866(3)     2.4       40.0000      7/4/05     512,912 1,158,810
                             150,086(3)     9.1       40.0000      7/1/01     562,480 1,147,798


  Thomas R. Hix...........    44,000(2)     2.7       42.6875     11/11/09  1,181,221 2,993,446
                               2,383(3)      .1       42.3125      7/4/05      32,604    71,762

  Franklin Myers..........    44,000(2)     2.7       42.6875     11/11/09  1,181,221 2,993,446
                               6,165(3)      .4       40.6875      7/4/05      90,626   197,527


  Dalton L. Thomas........    44,000(2)     2.7       42.6875     11/11/09  1,181,221 2,993,446

  A. John Chapman.........    35,000(2)     2.1       42.6875     11/11/09    939,607 2,381,150

(1) The exercise price of each option is equal to the fair market value of the Company's shares on the date of grant of the option. The exercise price may be paid in cash, or, in certain instances, by tendering already owned Cooper Cameron Common Stock having a fair market value on the date of exercise equal to the exercise price.
(2) These shares were granted under the Company's Long-Term Incentive Plan.
(3) These shares were granted under the reload feature of the Amended and Restated Long-Term Incentive Plan and vested in full on the date of grant.
(4) These columns show the gains option holders could realize if the Company's stock appreciates at a 5% and a 10% rate above the Exercise Price for each grant. These growth rates are arbitrary assumptions specified by the U.S. Securities and Exchange Commission, not the Company's predictions. For the shares granted under the Long-Term Incentive Plan during 1999, other than those granted under the reload feature, a 5% growth rate over the option term would yield a market price per share of $69.53 and a 10% growth rate would yield a market price of $110.72.

  The following table presents information concerning exercises of stock options during 1999 and the unexercised options held at the end of 1999 by the Chief Executive Officer and the other four named executive officers.

                    AGGREGATED OPTION/SAR EXERCISES IN 1999
                        AND 12/31/99 OPTION/SAR VALUES

                                                   Number of Securities
                            Shares                Underlying Unexercised     Value of Unexercised
                           Acquired                   Options/SARs at      In-the-Money Options/SARs
                              on       Value           12/31/99 (#)           at 12/31/99 ($) (1)
            Name           Exercise   Realized   Exercisable Unexercisable Exercisable Unexercisable
----------------------------------------------------------------------------------------------------
  Sheldon R. Erikson...... 317,496  6,943,310.95   923,656      498,168    12,138,810    7,681,387

  Thomas R. Hix...........   5,500    186,909.25   292,154      224,668     6,779,064    3,043,312

  Franklin Myers..........  37,086  1,125,718.84   103,334      193,962     1,407,870    2,549,649

  Dalton L. Thomas........   9,006    291,302.52    88,674      158,953     1,198,299    2,068,462

  A. John Chapman.........   8,026    216,569.57    63,789       80,906     1,291,937    1,063,470

(1) Values are based on the difference between the exercise price and the closing price of $48.9375 per share of Common Stock on the New York Stock Exchange on the last trading day of 1999.


  The following table presents information concerning the estimated annual retirement benefits payable to the Chief Executive Officer and the other four named executive officers under the Cooper Cameron Corporation Retirement Plan upon retirement at age 65.

                              PENSION PLAN TABLE

                                                              Year      Annual
                                                           Individual Estimated
                                                            Reaches   Benefit at
                            Name                             Age 65   Age 65 ($)
--------------------------------------------------------------------------------
  Sheldon R. Erikson......................................    2006     127,080

  Thomas R. Hix...........................................    2012      88,128

  Franklin Myers..........................................    2017     135,444

  Dalton L. Thomas........................................    2014      72,948

  A. John Chapman.........................................    2006      48,396

  For each of the individuals shown in the Summary Compensation Table, the table above shows the year each attains age 65, and the projected annual pension benefit at age 65. The formula for calculating the projected annual pension benefits is 4% of the executive's average annual compensation up to the Social Security Wage Base and 8% thereafter for the five-year period preceding retirement. The calculation is based on the following assumptions: benefits paid on a straight-life annuity basis; continued compensation at the 1999 levels; and an interest crediting rate of 5.0%. Amounts under the Cooper Cameron Corporation Supplemental Excess Defined Benefit Plan are included in the Annual Estimated Benefit. Since the formula is based on annual compensation over the five-year period preceding retirement and the calculation assumes continued compensation at the same level as the most recent year, the estimated benefit will vary from year to year as the annual compensation, which includes bonus, varies from year to year.

Employment, Termination and Change of Control Arrangements

  The Company has employment agreements containing certain termination and/or severance provisions with Messrs. Erikson, Hix and Myers. The Company also has an Executive Severance Policy for and Change of Control Agreements with other executive officers including Messrs. Thomas and Chapman.

  The agreements with Messrs. Erikson, Hix and Myers provide for specific terms of employment, including base salary, bonus and benefits over specified periods of time and for severance benefits and certain benefits should a Change of Control, as defined below, occur. The agreements were unanimously approved by the independent members of the Board of Directors.

  The agreement between the Company and Mr. Erikson has a term of three years, which is automatically extended on a monthly basis. The agreement provides that Mr. Erikson will receive a salary of not less than $525,000 a year and a bonus as provided under the Company's Management Incentive Compensation Plan or any other bonus plan adopted by the Board of Directors for executive officers; will participate in the Cooper Cameron Corporation Salaried Employees' Retirement Plan (a defined benefit plan) and the Long-Term Incentive Plan; and will be eligible to participate in the Cooper Cameron Corporation Retirement Savings Plan (a defined contribution plan), the Employee Stock Purchase Plan and any other plans generally available to employees of the Company during his employment. The agreements between the Company and Messrs. Hix and Myers have substantially the same terms as those described above for Mr. Erikson, except that these agreements have terms of one year, which are automatically extended on a yearly basis. The agreements provide that Messrs. Hix and Myers each will receive a salary of not less than $265,000 per year.

  If any of these executives terminates due to death, retirement, disability or without Good Reason, as defined below, or is terminated by the Company for cause, no salary or other benefits are payable under the Agreements. However, if termination occurs by discharge without cause or by the executive with Good Reason, Mr. Erikson is entitled to an amount equal to three times the sum of: the highest base pay during any of the last three years (or its equivalent if paid in compensation other than cash); the higher of maximum bonus award that he could earn during the current year and the highest bonus he received during any of the three preceding years; and, the value at the time of grant of the highest stock option award he received during any of the five preceding years. Messrs. Hix and Myers are entitled to two times base salary and bonus calculated in the same manner as in Mr. Erikson's agreement. Each of them is also entitled to certain other payments relating to benefit plans applicable to all employees. "Good Reason" for termination includes any of the following events which occur without employee consent: a change in status, title(s) or position(s) as an officer of the Company which is not a promotion; a reduction in base salary; termination of participation in an ongoing compensation plan; relocation; failure of a successor to assume the agreement; termination by the Company other than as provided in the agreement; prohibition from engaging in outside activities permitted by the agreement; or any continuing material default by the Company in the performance of its obligations under the agreement.

  The agreements with Messrs. Erikson, Hix and Myers also provide for certain benefits in the event of a Change of Control. If Messrs. Hix and Myers are discharged without cause or resign for Good Reason in conjunction with a Change of Control, they are, in lieu of their termination benefits summarized above, entitled to a severance package which includes a payout equal to three times their base pay, bonus, and option grant, each calculated in accordance with the same provisions as found in Mr. Erikson's agreement described above. All three of these officers would also be entitled to accelerated vesting of options granted under the Company's Long-Term Incentive Program and the right to tender shares of Common Stock to the Company, including those acquired by the exercise of stock options following an accelerated vesting, in proportion to the total number of shares actually tendered and at the tender offer price or fair market value of any exchange security. These agreements also provide that if any payments made to the executive officer would cause the executive officer to be subject to an excise tax because the payment is a "parachute payment" (as defined in the Internal Revenue Code), then the Company will pay the executive officer an excise tax premium in a sufficient amount to make the executive officer whole with respect to any additional tax that would not have been payable but for the excise tax provision. A "Change of Control" of the Company will occur for purposes of these Agreements if (i) any person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's outstanding voting securities, other than through the purchase of voting securities directly from the Company through a private placement; (ii) the current members of the Board, or subsequent members approved by two-thirds of the current members, no longer comprise a majority of the Board; (iii) the Company is merged or consolidated with another corporation or entity and the Company's stockholders own less than 80% of the outstanding voting securities of the surviving or resulting corporation or entity; (iv) a tender offer or exchange offer is made and consummated by a person other than the Company for the ownership of 20% or more of the Company's voting securities; or (v) there has been a disposition of all or substantially all of the Company's assets.

  The Executive Severance Policy for other senior level executives, including Mr. Thomas and Mr. Chapman, sets forth certain salary and benefit rights in the event of the termination of employment. The Executive Severance Policy provides for salary and benefit continuation of between 9 and 15 months for the executive depending upon the classification of the position and is 12 months in the case of Messrs. Chapman and Thomas, if their employment with the Company is terminated by the Company for any reason other than cause.

  The Change of Control agreements are with the nine executive officers of the Company other than Messrs. Erikson, Hix and Myers. They entitle the executive, but only in the event of a termination of employment by the Company without cause or by the executive for Good Reason within two years of a Change of Control, to substantially the same benefits provided to Messrs. Hix and Myers under their employment agreements in the event of a Change of Control, except that under these agreements a Change of Control resulting from a merger or consolidation does not occur unless the Company's stockholders own less than 60% of the outstanding voting securities of the surviving or resulting corporation or entity.

OTHER BUSINESS
                    -----------------------------------------------------------

  The Board does not know of any business that will properly come before the Meeting other than that described above. If any other business should properly come before the meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxies.

OTHER INFORMATION
                         ------------------------------------------------------

Security Ownership of Certain Beneficial Owners

  The following table lists the stockholders known by the Company to have been the beneficial owners of more than five percent of the Common Stock outstanding and entitled to be voted at the Meeting as of December 31, 1999:

                                                            Shares of Percent of
                                                             Common     Common
  Name and Address of Beneficial Owner                        Stock     Stock
--------------------------------------------------------------------------------
  FMR Corp. (1)............................................ 6,685,820    12.4
   82 Devonshire Street
   Boston, MA 02109-3614

  AMVESCAP PLC (2)......................................... 4,399,775     8.2
   11 Devonshire Square
   London EC2M 4YR England

  J.P. Morgan & Co., Incorporated (3)...................... 4,032,375     7.5
   60 Wall Street
   New York, NY 10260

  Massachusetts Financial Services Company (4)............. 3,589,505     6.7
   500 Boylston Street
   Boston, MA 02116


(1) According to a Schedule 13G/A filed with the Securities and Exchange Commission (the "SEC") by FMR Corp., as of December 31, 1999, Fidelity Management & Research Company (Fidelity), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 6,627,500 shares or 12.289% of Common Stock. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 6,627,500 shares owned by the Funds, but neither has the sole power to vote or direct the voting of the shares. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., and a bank as defined in Section 3(a) (6) of the Securities Exchange Act of 1934, is the beneficial owner of 42,900 shares or 0.079% of Common Stock, and Fidelity International Limited (FIL) is the beneficial owner of 15,420 shares. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, each has sole dispositive power over 42,900 shares and sole power to vote or to direct the voting of 42,900 shares. FIL has sole power to vote and the sole power to dispose of 15,420 shares.
(2) According to a Schedule 13G filed with the SEC, dated February 3, 2000, by AMVESCAP, PLC, a Parent Holding Company, AMVESCAP and its subsidiaries had shared voting power over 4,399,775 shares and shared dispositive power over 4,399,775 shares of Common Stock.
(3) According to a Schedule 13G filed with the SEC by J.P. Morgan, as of December 31, 1999, J.P. Morgan had sole voting power over 3,361,935 shares, shared voting power over 6,668 shares, sole power to dispose of 4,009,093 shares and shared power to dispose of 7,730 shares.
(4) According to a Schedule 13G filed with the SEC, dated February 11, 2000, Massachusetts Financial Services Company had sole voting power over 3,434,405 shares of common stock and sole dispositive power over 3,589,505 shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

  Section 16(a) of the Exchange Act of 1934 requires directors and officers of the Company, and persons who own more than ten percent of the Company's Common Stock, to file with the SEC and the New York Stock Exchange initial reports of beneficial ownership on Form 3 and changes in such ownership on Forms 4 and 5. Based on its review of the copies of such reports, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during 1999, its executive officers, directors and stockholders with holdings greater than ten percent complied with all applicable filing requirements, with the exception of the following:
Mr. Franklin Myers, Senior Vice President and President of the Cooper Energy Services division, reported a sale of 15,000 shares of Cooper Cameron common stock on a Form 5 filed with the SEC on February 11, 2000, which was due on May 10, 1999. Mr. Dalton L. Thomas, Vice President and President of the Cameron division, reported the exercise of a Cooper Cameron stock option for 7,004 shares of common stock on a Form 5 filed with the SEC on February 11, 2000, which was due on September 10, 1999.

Independent Accountants

  During the year ended December 31, 1999, Ernst & Young LLP was employed to perform the annual audit and to render other services.

  Representatives of Ernst & Young will be present at the meeting and will be available to answer questions and discuss matters pertaining to the Report of Independent Auditors contained in the financial statements incorporated by reference in the Company's Form 10-K. Representatives of Ernst & Young will have the opportunity to make a statement, if they desire to do so.

  Selection of the Company's independent accountants each year is done at the November meeting of the Board of Directors for such year.

Stockholder Nominations and Proposals for the 2000 Annual Meeting

  In order for a stockholder to be eligible to submit a nomination or proposal to the Meeting the stockholder must (1) be a stockholder of record when submitting a nomination or proposal and on the record date, and (2) comply with the Company Bylaw provisions on timely notice and proper form.

  The Bylaws, in their pertinent parts, provide:

    To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders [May 13, 1999]..., [and]

    To be in proper written form, a stockholder's notice to the Secretary [of a director nomination] must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder;

    and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

    To be in proper written form, a stockholder's notice [of a proposal] to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Stockholder Proposals for Inclusion in the 2001 Proxy Statement

  Stockholders' proposals intended to be included in the Company's 2001 Proxy Statement and presented at the 2001 Annual Meeting should be sent by certified mail, return receipt requested, and must be received by the Secretary of the Company at its principal executive offices on or before November 25, 2000, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. In order to be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1%, of the Company's securities, beneficially or of record, entitled to be voted on the proposal at the meeting for at least one year by the date you submit the proposal. You must continue to hold those securities through the date of the meeting. Additionally, your proposal must meet the requirements for stockholder proposals set out in the preceding section and the proxy rules of the Securities and Exchange Commission.

SOLICITATION OF PROXIES
                              -------------------------------------------------

  The Company has provided proxy materials to banks, brokers, and other financial fiduciaries and requested that such materials be promptly forwarded to the beneficial owners of Common Stock. In addition, solicitation of proxies may be made by directors, officers or employees of the Company. Corporate Investor Communications has been retained to assist in the distribution to and solicitation of proxies from stockholders and from banks, brokers, and other nominees for a base fee of $5,500 plus reasonable out-of-pocket expenses. The cost of soliciting proxies and related services will be borne by the Company.

ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON
FORM 10-K
            -------------------------------------------------------------------

  Copies of Cooper Cameron's Annual Report to Stockholders and its Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the Securities and Exchange Commission, are available without charge to stockholders upon request to the Investor Relations Department, Cooper Cameron Corporation, 515 Post Oak Boulevard, Suite 1200, Houston, Texas 77027.

                                          By Order of the Board of Directors,

                                          /s/ WILLIAM C. LEMMER
                                          ------------------------------------
                                          William C. Lemmer
                                          Vice President, General Counsel and
                                           Secretary

March 25, 2000

                                                                     APPENDIX A

                          COOPER CAMERON CORPORATION
                             AMENDED AND RESTATED
                    MANAGEMENT INCENTIVE COMPENSATION PLAN

I. PURPOSE

  The Cooper Cameron Corporation Management Incentive Compensation Plan, as amended (the "Plan"), has been designed to motivate and reward Key Management Employees whose efforts impact the performance of Cooper Cameron Corporation (the "Company") and its subsidiaries through the achievement of pre-established financial and individual objectives.

  Performance under the Plan is measured on the fiscal (calendar) year and payments under the Plan are made annually.

II. DEFINITIONS

  Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

    (a) "Board" or "Board of Directors" means the Board of Directors of the Company.

    (b) "Committee" means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan. The membership of the Committee shall in all cases be comprised solely of two or more outside directors (within the meaning of Section 162(m)).

    (c) "Company" means Cooper Cameron Corporation, a Delaware corporation, and any successor thereto.

    (d) "Covered Employee" means the Company's chief executive officer and the other four highest compensated officers.

    (e) "Key Management Employee" means an employee of the Company or any of its subsidiaries, who, in the opinion of the Chief Executive Officer of the Company, is in a position to significantly contribute to the growth and profitability of the Company.

    (f) "Participant" means a Key Management Employee who is nominated for participation by the Chief Executive Officer of the Company and then is selected by the Committee to participate in the Plan.

    (g) "Plan Year" means the Company's fiscal year commencing January 1 and ending December 31.

    (h) "Section 162(m)" means section 162(m) (or any successor provision) of the Internal Revenue Code of 1986, as amended, and applicable interpretive authority thereunder.

III. ELIGIBILITY

  Key Management Employees may be eligible to participate in the Plan, upon the recommendation of their manager and approval by the Chief Executive Officer of the Company. An employee who is eligible to participate in any other cash incentive plan of the Company is not eligible to participate in this Plan. The Committee will select the Participants for each Plan Year.

IV. AWARD CRITERIA

  Performance objectives for operating units below the corporate level will be recommended by the appropriate manager subject to approval of the Chief Executive Officer. Performance objectives at the corporate level will be recommended by the Chief Executive Officer. The Committee is responsible for approving the

Company performance objectives that are used to determine awards paid for Company objectives under this Plan. All performance objectives for a Plan Year will be established and approved prior to the ninetieth day following January 1 of such Plan Year.

  The basic measures of financial performance under this Plan will be earnings before interest, taxes, depreciation and amortization ("EBITDA") from the Company's financial statements as prepared in accordance with generally accepted accounting principles, EBITDA return on sales, EBITDA return on capital, EBITDA return on equity, return on equity ("ROE"), cash flow, earnings, bookings, revenues, return on net capital employed ("RONCE"), stock price performance, or economic value added ("EVA").

  In addition, up to 25% of an individual's award may, at the recommendation of the individual's immediate manager, be based on individual objectives (without regard to such basic measures.)

V. TARGET AWARDS

  A target award percentage will be established each Plan Year for each position respecting Participants in the Plan. Target awards are a percentage of a Participant's January 1 base pay (or base pay at the time of becoming a Participant, if later), depending on position.

VI. AWARD CATEGORIES

  A Participant may have Company objectives, division objectives, business unit objectives and/or individual objectives, each of which is recommended by the Participant's immediate manager and weighted in determining the target award for each Plan Year.

VII. PERFORMANCE MEASUREMENT

  Performance measurement will be determined each Plan Year in three categories.

    (1) Minimum: This is the lowest level of performance at which an award will be generated. The award paid for performance at the minimum level is a percentage of the target award as established by the Committee. There will be no payment for performance below the minimum level except as otherwise provided for herein.

    (2) Target Performance. This is the expected level of performance based on the current year's financial plan.

    (3) Maximum. This is the performance level for which the maximum award under the Plan will be paid. The maximum award under the Plan that may be awarded to any Participant for any Plan Year is limited to $5 million.

VIII. AWARD CALCULATION

  Attainment of the financial objectives of the Plan is measured based on actual results versus Plan targets, with performance above or below Plan targets prorated up or down to the maximum or minimum levels established for each financial objective.

IX. DISCRETIONARY AWARDS

  There may be unusual situations where a manager feels that the award generated under the Plan does not properly reflect the contribution of the Participant. In this situation, the Participant's immediate manager has the right to recommend an adjustment, either up or down, of up to 25% of the Participant's target award. Notwithstanding the foregoing, an upward adjustment will not be permitted and a downward adjustment will have no limitation with respect to a Participant who is a Covered Employee.

X. INDIVIDUAL OBJECTIVES

  A Participant's immediate manager may recommend individual objectives as part of the Participant's performance criteria under the Plan. The use of individual objectives is subject to the following requirements:

    (1) The manager must specify the weighting of the individual objectives in the overall target award, not to exceed 25% of the total award.

    (2) Individual objectives must be specifically identified and must be quantifiable in terms of both the targeted achievement and the time frame in which the objective is to be completed.

    (3) The portion of the award generated from individual objectives may be adjusted up or down based on the manager's assessment of the Participant's results. Notwithstanding the foregoing, an upward adjustment shall not be permitted with respect to a Participant who is a Covered Employee.

XI. ALTERNATIVE CALCULATIONS

  There may be circumstances under which the financial performance of the Company does not generate an award under the Plan. The nature and scope of the Company's operations are such that, at times, unanticipated economic and market conditions may render pre-established financial objectives unattainable in any given Plan Year. If, in the opinion of the Committee, such circumstances should arise, an alternative award calculation may be performed. Such calculation will rank the Company's EBITDA against a pre-established peer group of companies. If the Company's performance is at or above the 60th percentile, then an award payment equal to 50% of the target award may be paid. Notwithstanding the foregoing, this alternative award calculation will not be applicable to a Participant who is a Covered Employee.

XII. MODIFICATIONS

  If, during a Plan Year, there has occurred or should occur, in the opinion of the Company, a significant beneficial or adverse change in economic conditions, the indicators of growth or recession in the Company's business segments, the nature of the operations of the Company, or applicable laws, regulations or accounting practices, or other matters which were not anticipated by the Company when it approved Company and division objectives for the Plan Year and which, in the Company's judgment, had or have or are expected to have a substantial positive or negative effect on the performance of the Company as a whole, the Committee, subject to ratification by the Board, may modify or revise the performance objectives for the Plan Year in such manner as it may deem appropriate in its sole judgment. By way of illustration, and not limitation, such significant changes might result from sales of assets, mergers, acquisitions, divestitures or spin-offs. Notwithstanding the foregoing, any such modification of performance objectives which results in an upward award adjustment will not be applicable to a Participant who is a Covered Employee.

XIII. PAYMENT

  Any awards generated under the Plan for a Plan Year must be certified in writing and approved by the Committee following the close of the Plan Year. Employees voluntarily terminating or terminated for cause prior to the end of the Plan Year are not eligible for payment of any award under this Plan. If the termination is due to retirement, death, disability, economic reduction in force or other termination without cause, any award payment will be determined on the basis of awards actually paid to similarly situated employees based upon satisfaction of performance objectives, but prorated to the date of termination. For this purpose, cause means the willful and continued failure by a Participant to substantially perform his/her duties (other than any such failure resulting from the Participant's disability.)

XIV. EFFECTIVE DATE

  The Plan, as amended and restated, is effective as of January 1, 2000, subject to the approval of the stockholders of the Company at the Company's Annual Meeting of Stockholders held on May 11, 2000, or any adjournment thereof.

                                                                     APPENDIX B

                    THIRD AMENDMENT TO AMENDED AND RESTATED
              COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN

  WHEREAS, COOPER CAMERON CORPORATION (the "Company") has heretofore adopted the AMENDED AND RESTATED COOPER CAMERON CORPORATION LONG-TERM INCENTIVE PLAN (the "Plan"); and

  WHEREAS, the Company desires to amend the Plan in certain respects;

  NOW THEREFORE, the Plan shall be amended as follows, effective as of May 11, 2000;

    1. The number "13,000,000" shall be substituted for the number "11,000,000" in the first and last sentences of Section 4.1 of the Plan.

    2. As amended hereby, the Plan is specifically ratified and reaffirmed.

                          COOPER CAMERON CORPORATION
                   Proxy for Annual Meeting of Stockholders
                                 May 11, 2000
                 Solicited on Behalf of the Board of Directors

P     The undersigned stockholder of Cooper Cameron Corporation ("Cooper
R     Cameron") appoints each of Sheldon R. Erikson and William C. Lemmar,
O     proxy, with full power of substitution, to vote all shares of stock which
X     the stockholder would be entitled to vote if present at the Annual Meeting
Y of Stockholders of Cooper Cameron on Thursday, May 11, 2000, at 10:00 a.m. (central time) at the Omni Houston Hotel, Four Riverway, Houston, Texas, and at any adjustments thereof, with all powers the stockholder would possess if present. The stockholder hereby revokes any proxies previously given with respect to such meeting.

      THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE, BUT IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR (NATHAN M. AVERY, C. BAKER CUNNINGHAM AND SHELDON R. ERIKSON), WILL BE VOTED FOR PROPOSALS 2 AND 3 AND IN THE DISCRETION OF THE PROXY ON OTHER MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

      This card also constitutes voting instructions for any shares held for the stockholder in the Cooper Cameron Retirement Savings Plan and Cooper Cameron sponsored Individual Account Retirement Plans, as described in the Notice of Meeting and Proxy Statement.

      Comments:                      (Please sign and date on the reverse side)

      ---------------------------------

      ---------------------------------                           ____________
      (If you have written in the above space, please mark the    |SEE REVERSE|
      "comments" box on the reverse side of this card.)           |   SIDE    |
                                                                  _____________
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                          COOPER CAMERON CORPORATION
                        Annual Meeting of Stockholders
                                  10:00 a.m.
                                 May 11, 2000


                            The Omni Houston Hotel
                                 Four Riverway
                                Houston, Texas


      Agenda
      .  Call to order
      .  Introduction of Directors and Officers
      .  Nomination and Voting for Directors
      .  Voting for proposals 2 and 3
      .  Chairman's Report
      .  General Question and Answer Period

      This is your proxy. Your vote is important. It is important that your shares are represented at this meeting, whether or not you attend the meeting in person. To make sure your shares are represented, we urge you to complete and mail the proxy card above.

X  Please mark your
   votes as in this
   example.

---------------------------------------------------------------------------------------------------------------------
                                    The Board of Directors recommends a vote FOR all nominees.
---------------------------------------------------------------------------------------------------------------------
      FOR      WITHELD                                                                           FOR    AGAINST     ABSTAIN
                                                                 2.  To approve the Company's
        Election of Directors                  Comments              Amended and Restated
        Nomminees   01. Nathan M. Avery       (see reverse)          Management Incentive
                    02. C. Baker Cunningham                          Compensation Plan.
                    03. Sheldon R. Erikson
 1.                                          I plan to attend    3.  To approve an Amendment to
 To withhold your vote for any nominee(s),   the meeting.            the Company's Amended and
 write the name(s) here:                                             Restated Long-Term Incentive
                                                                     Plan.

                                                                 4.  To transact such other
                                                                     business as may properly
                                                                     come before the meeting and
                                                                     any adjournments thereof.



                                                                     Please sign exactly as name appears hereon.  Joint owners
                                                                     should each sign.  When signing as attorney, executor, ad-
                                                                     ministrator, trustee or guardian, please give full title
                                                                     as such.

                                                                     -------------------------------------------------------

                                                                    -------------------------------------------------------
                                                                     SIGNATURE(S)                                DATE


---------------------------------------------------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

                      [COOPER CAMERON LOGO APPEARS HERE]

                  TELEPHONE AND INTERNET VOTING INSTRUCTIONS


      You may use the telephone or internet to vote your shares electronically, 24 hours per day, 7 days a week. To access the telephone or internet voting system, you must use the control number printed in the box above.

      To Vote by Phone:

      Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683). Shareholders residing outside the United States, Canada and Puerto Rico should call 1-201-536-8073. Use the Control Number located in the box above. Follow the recorded instructions.

      To Vote by Internet:

      Log on to http://www.eproxyvote.com/cam. Follow the instructions on the screen.